Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 28, 2019, with respect to the financial statements and supplemental information included in the Annual Report of J & J Snack Foods Corp. 401(k) Profit Sharing Plan on Form 11-K for the year ended December 31, 2018. We hereby consent to the incorporation by reference of said report in the Registration Statements of J & J Snack Foods Corp. on Form S-8 (File No. 333-221782, File No. 333-178379, File No. 333-111292 and File No. 333-03833).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania

June 28, 2019